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77C  ACQEF 12/31/07 NSAR

Proxy Voting Results

A special meeting of shareholders was held on July 27, 2007, to vote on the following proposals.  The proposals received the required number of votes of the American Century Quantitative Equity Funds, Inc.
or the applicable fund, depending on the proposal, and were adopted.  A summary of voting results is listed below each proposal.

Proposal 1:
To elect eight Directors to the Board of Director of American Century Quantitative Equity Funds, Inc.
(the proposal was voted on by all shareholders of funds issued by American Century Quantitative Equity
Funds, Inc.).


Jonathan S. Thomas         For:                  7,145,200,141
                           Withhold:               126,426,738
                           Abstain:                          0
                           Broker Non-Vote:                  0

John Freidenrich           For:                  7,143,997,806
                           Withhold:               127,629,073
                           Abstain:                          0
                           Broker Non-Vote:                  0

Ronald J. Gilson           For:                  7,145,719,111
                           Withhold:               125,907,768
                           Abstain:                          0
                           Broker Non-Vote:                  0

Kathryn A. Hall            For:                  7,146,961,667
                           Withhold:               124,665,212
                           Abstain:                          0
                           Broker Non-Vote:                  0

Peter F. Pervere           For:                  7,144,947,877
                           Withhold:               126,679,002
                           Abstain:                          0
                           Broker Non-Vote:                  0

Myron S. Scholes           For:                  7,144,481,478
                           Withhold:               127,145,401
                           Abstain:                          0
                           Broker Non-Vote:                  0

John B. Shoven             For:                  7,146,869,147
                           Withhold:               124,757,732
                           Abstain:                          0
                           Broker Non-Vote:                  0

Jeanne D. Wohlers          For:                  7,145,401,115
                           Withhold:               126,225,764
                           Abstain:                          0
                           Broker Non-Vote:                  0

Proposal 2:
To approve a change in the fee structure of the Advisor Class.  This proposal was voted on by the
Advisor Class shareholders of the fund.

                           Small Company             Global Gold       Utilities
For:                         188,704,322               3,410,760       3,414,298
Against:                      12,340,397                 116,153         236,694
Abstain:                       3,526,892                 211,919         154,341
Broker Non-Vote:              13,386,156               1,725,523         475,664


                           Disciplined Growth        Equity Growth              Income & Growth
For:                            792,957               194,235,883               315,987,946
Against:                          0                     4,653,090                 8,522,135
Abstain:                          0                     9,115,188                 3,505,825
Broker Non-Vote:                287,135                77,276,659                87,120,602


Proposal 3:
To approve the reclassification of the Advisor Class shares of the Utilities fund, whereby all of the
Advisor Class shares will be reclassified as Investor Class shares of the Utilities fund.  This proposal was voted on by the Advisor Class shareholders of the fund.

For:                       3,353,057
Against:                      139,369
Abstain:                      312,908
Broker Non-Vote:              475,663

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